Exhibit 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

On July 26, 2023, Ayala Pharmaceuticals, Inc. (“Ayala” or “Company”), and its wholly owned subsidiary organized under the laws of the State of Israel, Advaxis Israel Ltd. (“Biosight Merger Sub”), entered into an Agreement and Plan of Merger and Reorganization (the “Merger Agreement”) with Biosight Ltd. (“Biosight”), a privately-held Israeli pharmaceutical company developing innovative therapeutics for hematological malignancies and disorders. Under the terms of the Merger Agreement on October 18, 2023, the Merger Sub merged with and into Biosight, which is now a wholly owned subsidiary of the Company (the “Merger”). Upon completion of the Merger, Ayala’s then-current equity holders own approximately 45% and the former Biosight equity holders own approximately 55% of Ayala’s common stock.

The following unaudited pro forma condensed combined financial information is presented to illustrate the effect of the Merger based on the historical financial position and historical results of operations of Ayala and Biosight. All dollar amounts, except per share, are in thousands. It is presented as follows:

●	The unaudited pro forma condensed combined balance sheet as of September 30, 2023 was prepared based on (i) the historical unaudited condensed consolidated balance sheet of Ayala as of September 30, 2023 and (ii) the historical unaudited condensed consolidated balance sheet of Biosight as of September 30, 2023.

●	The unaudited pro forma condensed combined statement of operations for the year ended December 31, 2022 was prepared based on (i) the unaudited pro forma combined statement of operations of Ayala for the year ended December 31, 2022 as presented in exhibit 99.2 to Form 8-K/A filed with the SEC on April 6, 2023 (such statement of operations adjusted for the acquisition of Old Ayala, Inc. (as defined in the April 6, 2023 Form 8-K/A) and (ii) the historical audited consolidated statement of operations of Biosight for the year ended December 31, 2022.

●	The unaudited pro forma condensed combined statement of operations for the nine months ended September 30, 2023 was prepared based on (i) the historical unaudited condensed statement of operations of Ayala for the nine months ended September 30, 2023 and (ii) the historical unaudited consolidated statement of operations of Biosight for the nine months ended September 30, 2023.

The unaudited pro forma condensed combined financial information set forth below primarily gives effect to the following:

●	the consummation of the Merger;
●	the fair value adjustment of Biosight’s assets and liabilities assumed in connection with the merger in accordance with U.S. GAAP;
●	transaction costs incurred in connection with the Merger.

Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial information. The unaudited pro forma condensed combined balance sheet data gives effect to the Merger as if it had occurred on September 30, 2023. The unaudited pro forma condensed combined statements of operations data gives effect to the Merger as if it had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information and the accompanying notes are provided for informational and illustrative purposes only, and was derived from and should be read in conjunction with the following historical financial statements, pro forma and the related notes of Ayala and Biosight:

●	Separate unaudited pro forma combined financial statements of Ayala adjusted for the acquisition of Old Ayala, Inc.) as of and for the year ended December 31, 2022 as presented in exhibit 99.2 to Form 8-K/A filed with the SEC on April 6, 2023 and unaudited financial statements of Ayala as of and for the nine months ended September 30, 2023 and the related notes include in Ayala’s Form 10-Q file on November 20, 2023.

●	Separate historical audited financial statements of Biosight as of and for the year ended December 31, 2022 and financial statements of Biosight as of and for the nine months ended September 30, 2023 and the related notes included elsewhere in this Form 8-K.

The unaudited pro forma condensed combined financial information does not purport to project the future financial condition and results of operations of the Company. The actual results of the Company may differ significantly from those reflected in the unaudited pro forma condensed combined financial information.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of September 30, 2023

(in thousands)

	Ayala Pharmaceuticals, Inc.	Biosight Ltd.	Pro Forma Adjustments		Pro Forma Combined
CURRENT ASSETS:
Cash and cash equivalents	$2,123	$1,948	$-		$4,071
Short-term bank deposits	102	-	-		102
Prepaid Expenses and other current assets	2,327	151	-		2,478
Total current assets	4,552	2,099	-		6,651
LONG TERM ASSETS:
Operating lease right of use asset	1,276	-	-		1,276
Intangible asset, net	107	-	3,800	5A	3,907
Goodwill	-	-	2,351	5A	2,351
Property and equipment, net	845	64	-		909
Other assets	201	-	-		201
Total long-term assets	2,429	64	6,151		8,644
Total assets	$6,981	$2,163	$6,151		$15,295
LIABILITIES AND SHAREHOLDERS’ EQUITY:
CURRENT LIABILITIES:
Trade payables	$5,056	$1,399	$-		$6,455
Operating lease liabilities	480	-	-		480
Accrued expenses	1,556	333	200	5C	2,089
Accrued payroll and employee benefits	1,231	-	-		1,231
Other accounts payable	204	-	-		204
Warrant liability	-	394	(394)	5D	-
Safe	-	693	375	5B	1,068
Total current liabilities	8,527	2,819	181		11,527
LONG TERM LIABILITIES:
Long-term warrant liability	65	-	-		65
Convertible note	2,068	-	-		2,068
Uncertain tax position	1,630	-	-		1,630
Long-term operating lease liabilities	932	-	-		932
Total non-current liabilities	4,695	-	-		4,695
COMMITMENTS AND CONTINGENCIES:
Redeemable convertible preferred shares	-	57,023	(57,023)	5E	-
STOCKHOLDERS’ EQUITY (DEFICIENCY):
Common stock	5	2	4	5F	11
Additional paid-in capital	166,307	9,201	(3,693)	5F	171,815
Accumulated deficit	(172,553)	(66,882)	66,682		(172,753)
	-	-	(200)	5C
	-	-	66,882	5F
Total shareholders’ equity (deficiency)	(6,241)	(57,679)	62,993		(927)
Total liabilities and shareholders’ equity (deficiency)	$6,981	$2,163	$6,151		$15,295

Unaudited Pro Forma Condensed Combined Statement of Operations

Year ended December 31, 2022

(in thousands except per share and share data)

	Ayala Pharmaceuticals, Inc. Pro Forma Fincncial Information (adjusted for acquisition of Old Ayala, Inc.)	Biosight Ltd.	Pro Forma Adjustments		Pro Forma Combined
Revenue	$942	$-	$-		$942
Cost of services	(602)	-	-		(602)
Gross profit	340	-	-		340
Operating expenses:
Research and development	35,467	7,708	-		43,175
General and administrative	21,978	2,262	200	6A	24,440
Total operating expenses	(57,445)	(9,970)	(200)		(67,615)
Loss from operations	(57,105)	(9,970)	(200)		(67,275)
Other income (expense):
Interest income	231	1	-		232
Net changes in fair value of derivative liabilities	4,853	10,461	(10,461)	6B	4,853
Finance expenses	-	(178)	-		(178)
Other expense	(9)	-	-		(9)
Loss before income tax	(52,030)	314	(10,661)		(62,377)
Taxes on income	634	-	-		634
Net loss	$(52,664)	$314	$(10,661)		$(63,011)
Accretion of discount and redemption feature of convertible preferred stock	(1,025)	-	-		(1,025)
Income available to common stockholders	$(53,689)	$314	$(10,661)		$(64,036)

Net income (loss) per share basic & diluted	$(10.83)				$(5.89)
Weighted average number of common shares outstanding basic & diluted	4,957,273				10,870,753

Unaudited Pro Forma Condensed Combined Statement of Operations

Nine months ended September 30, 2023

(in thousands except per share and share data)

	Ayala Pharmaceuticals, Inc.	Biosight Ltd.	Pro Forma Adjustments		Pro Forma Combined
Revenue	$13	$-	$-		$13
Cost of services	(13)	-	-		(13)
Gross profit	-	-	-		-
Operating expenses:
Research and development	18,671	5,668	-		24,339
General and administrative	8,815	1,642	-		10,457
Loss from operations	(27,486)	(7,310)	-		(34,796)
Other income (expense):
Gain from change in fair value of warrants	-	1,842	(1,842)	6B	-
Financial (loss) income, net	72	(87)	-		(15)
Loss before income tax	(27,414)	(5,555)	(1,842)		(34,811)
Taxes on income	4,015	-	-		4,015
Net loss	$(23,399)	$(5,555)	$(1,842)		$(30,796)

Net income (loss) per share basic & diluted	$(5.03)				$(2.92)
Weighted average number of common shares outstanding basic & diluted	4,648,599				10,562,079

Notes to the Unaudited Pro Forma Financial Statements:

(dollars in thousands, except share and per share amounts)

1. Description of the Merger

On July 26, 2023, Biosight entered into the Merger Agreement with Ayala and Merger Sub, pursuant to which Merger Sub will merge with and into Biosight, with Biosight as the surviving corporation and becoming a wholly-owned subsidiary of Ayala. The Merger closed on October 18, 2023. Upon closing, Ayala issued an aggregate of 5,913,480 shares of its common stock to Biosight shareholders, which resulted in pre-Merger Ayala stockholders owning approximately 45% of the combined company and Biosight stockholders owning approximately 55% of the combined company.

2. Basis of Presentation

The preceding unaudited pro forma condensed combined financial information has been prepared in accordance with Article 8 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and the option to present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Only Transaction Accounting Adjustments are presented in the following unaudited pro forma condensed combined financial information.

The Company considered ASC 805-10-55 to determine the accounting acquirer in the Merger. As the Company holds a majority of the members of the governing body of the combined Company, the Company’s former management dominates the majority of the senior management of the combined Company, and after considering all other factors according to ASC 805-10-55, the Company was identified as the accounting acquirer in the Merger.

The Merger was accounted for as a business combination and the unaudited pro forma condensed combined financial information was prepared using the acquisition method of accounting for the business acquisition in accordance with ASC 805. Under ASC 805, all assets acquired, which requires, among other things, that assets acquired and liabilities assumed in a business combination be recognized at their fair values as of the acquisition date, while transaction costs associated with the business combination are expensed as incurred. The excess of acquisition consideration over the estimated fair value of assets acquired and liabilities assumed, if any, is allocated to goodwill. The acquisition method of accounting uses the fair value concepts defined in ASC Topic 820, “Fair Value Measurement” (“ASC 820”). Fair value is defined in ASC 820 as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Market participants are assumed to be buyers or sellers in the most advantageous market for the asset or liability. Fair value measurement for an asset assumes the highest and best use by these market participants.

Fair value measurements can be highly subjective, and it is possible the application of reasonable judgment could develop different assumptions resulting in a range of alternative estimates using the same facts and circumstances. Fair value estimates were determined based on preliminary discussions between Biosight and Ayala management, and a preliminary valuation of Biosight’s assets and liabilities using October 18, 2023, as the measurement date.

The enterprise value of Biosight is based on the fair value of Ayala’s common stock issued to Biosight’s shareholders. Refer to Note 4 for additional information. This is used for pro forma purposes only.

The assets and liabilities of Biosight and other pro forma adjustments have been measured based on various preliminary estimates using assumptions that Ayala and Biosight believe are reasonable, based on information that is currently available. Accordingly, the pro forma adjustments are preliminary. Differences between these preliminary estimates and the final acquisition accounting could be significant, and these differences could have a material impact on the accompanying unaudited pro forma condensed combined financial information and the combined company’s future results of operation and financial position.

The unaudited pro forma combined balance sheet data gives effect to the Merger as if it had occurred on September 30, 2023. The unaudited pro forma combined statement of operations data gives effect to the Merger as if it had occurred on January 1, 2022.

The unaudited pro forma condensed combined financial information is presented solely for informational purposes and is not necessarily indicative of the combined results of operations or financial position that might have been achieved for the period or date indicated, nor is it necessarily indicative of the future results of the combined company. The unaudited pro forma condensed combined financial information has not been adjusted to give effect to certain expected financial benefits of the Merger, such as cost synergies or the anticipated costs to achieve these benefits, including the cost of integration activities.

The unaudited pro forma condensed combined financial information has been prepared assuming the combined companies will continue as a going concern. Please see disclosures in Ayala’s and Biosight’s footnotes to their historical financial statements for more information regarding their ability to continue as a going concern.

3. Accounting Policies

The unaudited pro forma condensed combined financial information has been compiled in a manner consistent with the accounting policies of Ayala. Ayala’s and Biosight’s historical financial statements were prepared in accordance with U.S. GAAP and are presented in U.S. dollars. Ayala has determined that no significant adjustments are necessary to conform Biosight’s accounting policies to the accounting policies used by Ayala.

4. Acquisition and Fair Value Allocation

Fair Value of Total Consideration Transferred

The fair value of preliminary purchase consideration transferred on the closing date includes the value of the number of shares of the combined company to be owned by Biosight shareholders at closing of the merger. The fair value per share of Ayala’ common stock used for the preliminary purchase price allocation was $0.9325 per share, the closing price of Ayala common stock on October 18, 2023.

Preliminary purchase consideration	Amounts
Number of Biosight common shares issued and outstanding as of October 18, 2023	3,244,085
Exchange Ratio - Biosight shares to Ayala shares	1.82285
Equivalent Ayala shares	5,913,480
Ayala price per share as of October 18, 2023	$0.9325
Fair value of total purchase consideration	$5,514

Fair Value Allocation

The following is a preliminary estimate of the fair value of acquired identifiable assets and assumed liabilities of Biosight, which includes preliminary adjustments to reflect the fair value of intangible assets and goodwill acquired and the value of the Simple Agreement for Future Equity by and between Biosight and certain investors, pursuant to which such investors agreed to invest in Biosight up to $2,500, and Biosight agreed to issue equity interests in Biosight to such investors in certain circumstances (the “SAFE”).:

Amounts
Cash and cash equivalents	$1,948
Prepaid expenses and other current assets	151
Property and equipment, net	64
Intangible assets	3,800
Goodwill	2,351
Total assets	8,314

Trade payables	(1,399)
Safe	(1,068)
Accrued expenses	(333)
Total liabilities	(2,800)
Estimated purchase price	$5,514

5. Unaudited Pro Forma Combined Balance Sheet Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma combined balance sheet:

A.	Represents adjustment related to increase historical Biosight’s goodwill and intangible assets of $2,351 and $3,800. Refer to Note 4 on discussion of this Merger and purchase price allocation. Biosight’s intangibles have indefinite lives. Therefore, no adjustment for amortization expense has been included in this pro forma.
B.	Represents an adjustment related to increase Biosight’s SAFE to fair value by $375. Refer to Note 4 on discussion of this Merger and purchase price allocation.
C.	Represents $200 of transaction costs expected to be incurred by Ayala in connection with the Merger and are recorded as an increase in accrued expenses and an increase to accumulated deficit. . See also Note 6A.
D.	Represents the canceling of Biosight warrants to purchase Biosight stock as a result of the Merger.
E.	Represents the conversion of Biosight’s preferred shares of $57,023 prior to and in conjunction with the closing of the Merger, resulting in the removal of the preferred shares and addition of common shares.
F.	Represents the elimination of Biosight common stock, paid-in capital and accumulated deficits as well as the adjustments to reflect the capital structure of the combined company. See the explanation of the adjustments:

i.	Adjustments to common stock: an increase in common stock of $4 represents the adjustment to the aggregate historical par value of Ayala and Biosight, to reflect 10,751,802 shares outstanding at a total par value of $11 ($0.001 par value per share) calculated as follows:

Amounts
Shares of Ayala common stock outstanding on September 30, 2023	4,838,322
Ayala common stock issued to Biosight shareholders as of closing of merger	5,913,480
Total shares of Ayala common stock outstanding as of merger close	10,751,802
Par value per common share	$0.001
Common stock total par value at merger	$11
Common stock total par value of Ayala prior to closing of Merger	(5)
Common stock total par value of Biosight prior to closing of Merger	(2)
Total pro forma merger adjustments	$4

ii.	Adjustments to paid-in capital as follows:

Amounts
Fair value of consideration paid for Biosight	$5,514
Elimination of Biosight historical additional paid-in capital	(9,201)
Par value of common stock issued as consideration for Biosight	(6)
Total pro forma merger adjustments	$(3,693)

iii.	Adjustments to accumulated deficit as follows:

Amounts
Pro forma merger adjustments:
Transaction costs expected to be inccured	$(200)
Elimination of historical Biosight accumulated deficit	66,882
Total pro forma merger adjustments	$66,682

6. Unaudited Pro Forma Statement of Operations Adjustments

The following provides explanations of the various adjustments to the unaudited pro forma combined statement of operations:

A.	Represents $200 of additional transaction costs incurred subsequent to September 30, 2023, by Ayala in conjunction with this Merger for transaction related fees and expenses.
B.	Biosight’s warrants to purchase Biosight’s stock were cancelled as a result of the Merger. This adjustment represents the removal of the change in fair value of those warrants of $10,461 and $1,842 for the year ended December 31, 2022 and nine months ended September 30, 2023, respectively.

7. Loss per Share

The unaudited pro forma weighted average number of basic and diluted shares outstanding is calculated as follows:

	For the nine months ended September 30, 2023	For the year ended December 31, 2022
Weighted average Ayala shares outstanding - basic and diluted	4,648,599	4,957,273

Adjusted for:
Shares issued to BioSight shareholders as if the merger occurred on January 1, 2022	5,913,480	5,913,480
Pro forma adjusted weighted average shares outstanding – basic and dilutive	10,562,079	10,870,753

Pro forma net loss attributable to common shareholders – basic and dilutive	$(30,796)	$(64,036)

Pro forma net loss per common share – basic and dilutive	$(2.92)	$(5.89)